UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the registrant ☐

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☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☑	Soliciting material under § 240.14a-12

BRYN MAWR BANK CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WSFS Talking Points and FAQs About Our Historic Partnership with BMT

WSFS and BMT are much alike and in many ways complement each other.

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By combining our strengths with those of BMT, we are significantly solidifying our position as the preeminent, locally headquartered bank in the Greater Philadelphia and Delaware region with a premier wealth management and trust business.

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We will be the sole bank in the region with the product suite and the balance sheet to compete with the larger regional and national banks with the distinct advantage of local market knowledge and decision-making.

●	Both companies have a rich history of providing financial services in our region. We were founded in 1832, and BMT was founded in 1889.
●	WSFS has over $14 billion in assets; BMT has nearly $6 billion in assets. We have 89 banking offices and BMT has 41 banking offices serving many of the same markets across our region.
●	Both of us offer Retail, Commercial, Mortgage, Wealth Management, and Leasing products and services. Our Cash Connect business is unique to us as the Insurance business is to BMT.
●	BMT’s Wealth Management business adds talent and expertise to further strengthen our overall wealth capabilities.

There are meaningful benefits as a result of our combination.

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With nearly $20 billion in assets and growing, we will be the only locally headquartered bank of this size, placing us a strong #6 in the demographically rich Philadelphia Metro Survey Area (MSA) with a 6.5% market share.

●	Creates a premier $43 billion wealth management and trust business with nationally recognized talent and expertise.
●	This combination allows us to accelerate our long-term strategic objectives, including scale to invest in Delivery and Talent transformations.
●	We believe there are significant opportunities for cost savings and revenue enhancements to fund investments in our people, systems, products, and our communities.
●	With over 320 years of banking history, our combined organization puts us in a better position to secure our independence for many generations to come.

FAQs

What is the timing for the integration of BMT?

The projected closing of the combination of our two organizations is early in the fourth quarter of this year. We will work together for a smooth integration. Given the fact that we have done this before successfully, we are confident it will be a seamless process, but we will need your patience and assistance to make sure it is done well.

How will BMT Wealth be Integrated into WSFS’s wealth management services?

WSFS and BMT Wealth will continue to run as business as usual into 2022. During this time, we will be actively collaborating to establish our strategic plan to maximize the opportunities of our combined organization. Our combined Wealth organization will be led by Art Bacci, Chief Wealth Officer, and Jennifer Fox, President. Working together and with input from the Board of Directors, they will determine the appropriate organizational structure, leadership and strategy.

Are we going to close offices?

We anticipate consolidating approximately 30% of the combined physical banking offices due to geographic overlap and opportunities to optimize within the network. We are in the process of evaluating the entire footprint of our combined Company to identify consolidations. As always, we will communicate forthrightly and frequently, so everyone is informed and kept up to date.

How will this acquisition impact our culture? How can we stay who we are with all this growth? Our culture is the fabric of our Company. It is very dear and special to us. Keeping it intact is all our responsibilities. We are very mindful of our culture, and we will stay close to all of you as we continue to grow. Please be reminded that in the past 12 years, we grew from $2.5 billion to over $14 billion, and we more than tripled our number of Associates. A lot of what we did to safeguard our culture these past years, we will do again.

This is a great opportunity for us to do what we do best in the markets we serve. Because of you and our strong financial performance, we are poised and well-positioned to grow and to introduce others to our business model. Our culture is the thread that will keep us connected and continue to keep our expanded footprint closer together.

If a Customer or Client asks me if this is good for them or if I think this is a good thing, what should I say?

This is a very good thing for them, for our Company, for BMT, and for the communities we serve. We will be bigger, adding several key markets to our footprint with more resources to serve them and our communities. By combining our strengths with those of BMT, we are significantly solidifying our position as the preeminent, locally headquartered bank in the Greater Philadelphia and Delaware region. That is really good news for Customers who appreciate community-focused banking and who value our local market knowledge and local decision making.

If I know someone at BMT, should I reach out to them?

As you can imagine, the Associates at BMT are trying to digest this news and have many things on their mind. We would encourage you to refrain from reaching out, at least during the first two weeks.

For the remainder of this week, the BMT leadership team will be connecting with their teams. Likewise, we will be hosting town hall sessions to discuss this exciting announcement.

Starting the week of March 15, many of our WSFS leadership team will be visiting BMT locations, following the appropriate social distancing protocols, putting a face to the name of our Company, saying hello, and listening to any comments or questions they may have for us. Please be assured that we will be there for them to lean on, to talk to, and to empathize with how they feel. And, as always, we are here for all of you too!

What can I do to help?

We will be reaching out to you and will enlist your support. This is a big undertaking, and all of us will need to work together to execute this initiative seamlessly and in the “WSFS way”! There will be many opportunities for you to step up and to play an active role, and we know whenever we call on you, we can always count on you to answer our call. And we know that you’ll show up, ready, willing, and able to do whatever needs to be done!

Will my job change?

There will be limited changes between now and the closing of the combination. As needs change, we will keep you informed, and Associates will have opportunities to be considered for various roles to support the integration.

Can our Customers use BMT branches and ATMs?

Customers will not have access to their WSFS accounts at BMT locations until after the integration of systems is complete, the timing of which is to be determined.

Are we getting too big?

With nearly $20 billion in assets and growing, WSFS will have the distinct market-capturing advantages, including local market knowledge and decision-making, a full-service product suite, the balance sheet to compete with larger regional and national banks, and most importantly, an ingrained culture of engaged Associates that bring to life our mission of We Stand For Service.

What if I am contacted by the media?

If you are contacted by the media, please have the reporter contact Eric Springer in Marketing at 215- 864-1778, or by email at Communications@wsfsbank.com.

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by WSFS Financial Corporation (“WSFS”) of Bryn Mawr Bank Corporation (“Bryn Mawr”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction, WSFS will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of WSFS and Bryn Mawr and a prospectus of WSFS (the “Joint Proxy/Prospectus”), and each of WSFS and Bryn Mawr may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy/Prospectus will be mailed to stockholders of WSFS and Bryn Mawr. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS AND BRYN MAWR, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WSFS, BRYN MAWR AND THE PROPOSED TRANSACTION.

Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about WSFS and Bryn Mawr, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Participants in the Solicitation

WSFS, Bryn Mawr and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WSFS or Bryn Mawr in respect of the proposed transaction. Information about WSFS’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 23, 2020, and other documents filed by WSFS with the SEC. Information regarding Bryn Mawr’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 6, 2020, and other documents filed by Bryn Mawr with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact WSFS and Bryn Mawr expect their proposed merger to have on the combined entity’s operations, financial condition, and financial results, and WSFS’s and Bryn Mawr’s expectations about their ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies WSFS and Bryn Mawr expect to realize as a result of the proposed acquisition. The forward-looking statements also include predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of WSFS and Bryn Mawr) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; changes in WSFS’s share price before closing; the outcome of any legal proceedings that may be instituted against WSFS or Bryn Mawr; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and Bryn Mawr will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom WSFS or Bryn Mawr have business relationships; diversion of management time on merger-related issues; risks relating to the potential dilutive effect of the shares of WSFS common stock to be issued in the proposed transaction; the reaction to the proposed transaction of the companies’ customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on WSFS, Bryn Mawr and the proposed transaction; and other factors, many of which are beyond the control of WSFS and Bryn Mawr. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of WSFS’s Annual Report on Form 10-K for the year ended December 31, 2020, Bryn Mawr’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in WSFS’s and Bryn Mawr’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by WSFS and Bryn Mawr with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, Bryn Mawr or their respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Neither WSFS nor Bryn Mawr undertakes any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.